Exhibit 15

May 8, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Credit Company Registration Statements
Nos. 333-91953, 333-86832, 333-131062 and 333-132557 on Form S-3

Commissioners:

We are aware that our report dated May 8, 2006 on our review of interim financial information of Ford Motor Credit Company for the three-month periods ended March 31, 2006 and 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP